UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 10, 2010

Maidenform Brands, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-32568	06-1724014
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

485F US Hwy 1 South, Iselin, NJ 08830
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code	(732) 621-2500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 11, 2010, Maidenform Brands, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) among it, Barclays Capital Inc., as sole underwriter for the Offering (the “Underwriter”), and one of its stockholders, Ares Corporate Opportunities Fund, L.P. (“Ares”), an affiliate of Ares Management LLC (the “Selling Stockholder”), relating to a public offering of 3,187,351 shares of the Selling Stockholder’s common stock of the Company, par value $0.01 per share (the “Common Stock”), at a public offering price of $21.00 per share (the “Offering”).  The Offering is expected to close on March 16, 2010, subject to the satisfaction of customary closing conditions.  The Company is not selling any shares in this Offering, and will not receive any proceeds from this Offering.

Pursuant to the Company’s stock repurchase plan, the Company has agreed to purchase from the Underwriter 1,593,675 of the 3,187,351 shares of the Common Stock being sold by the Selling Stockholder.  The Company's agreed purchase price payable to the Underwriter for the Common Stock is the same as the purchase price per share payable by the Underwriter to the Selling Stockholder in the underwritten Offering.

The Offering is being made pursuant to a prospectus supplement dated March 11, 2010 and an accompanying prospectus dated September 27, 2007, pursuant to the Company’s existing effective shelf registration statement on Form S-3 (File No. 333-145002), which was filed with the Securities and Exchange Commission (the “Commission”) on September 26, 2007.

The Underwriting Agreement contains customary representations, warranties, and agreements by the Company and the Selling Stockholder, and customary conditions to closing, indemnification obligations of the Company, the Selling Stockholder and the Underwriter for certain liabilities, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties, and termination provisions.

A copy of the opinion of Proskauer Rose LLP relating to the legality of the issuance and sale of the shares of Common Stock in the Offering is filed herewith as Exhibit 5.1 hereto. A copy of the Underwriting Agreement is filed herewith as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the Offering by the Company and the documentation related thereto does not purport to be complete and is qualified in its entirety by reference to such Exhibits.

The Underwriting Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company.  The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.

ITEM 8.01	Other Events.

On March 10, 2010, the Company issued a press release announcing the Offering. On March 11, 2010, the Company issued a press release that it had priced the Offering. The Company’s press releases are filed as Exhibit 99.1 and 99.2, respectively, to this report and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:
1.1	Underwriting Agreement dated March 11, 2010 by and among Maidenform Brands, Inc., Barclays Capital Inc., as sole underwriter, and Ares Corporate Opportunities Fund, L.P.
5.1	Opinion of Proskauer Rose LLP (including the consent of Proskauer Rose LLP).
99.1	Press Release entitled “Sale of Maidenform Common Stock” issued by Maidenform Brands, Inc. on March 10, 2010.
99.2	Press Release entitled “Pricing of Sale of Maidenform Common Stock” issued by Maidenform Brands, Inc. on March 11, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAIDENFORM BRANDS, INC.

Date: March 11, 2010	By:	/s/Christopher W. Vieth
		Name:	Christopher W. Vieth
		Title:	Executive Vice President, Chief Operating Officer and Chief Financial Officer (principal financial officer)

EXHIBIT INDEX

Exhibit

1.1	Underwriting Agreement dated March 11, 2010 by and among Maidenform Brands, Inc., Barclays Capital Inc., as sole underwriter, and Ares Corporate Opportunities Fund, L.P.
5.1	Opinion of Proskauer Rose LLP (including the consent of Proskauer Rose LLP).
99.1	Press Release entitled “Sale of Maidenform Common Stock” issued by Maidenform Brands, Inc. on March 10, 2010.
99.2	Press Release entitled “Pricing of Sale of Maidenform Common Stock” issued by Maidenform Brands, Inc. on March 11, 2010.